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                                                                    EXHIBIT 3.70

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 04/29/1999
  991171489 - 3037068

                            CERTIFICATE OF FORMATION

                                       OF

                         PASTORIA ENERGY FACILITY L.L.C.

      This Certificate of Formation, dated effective April 29, 1999, has been duly executed, is being filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the "ACT") to form a limited liability company (the "COMPANY") under the Act.

      1. NAME: The name of the Company is PASTORIA ENERGY FACILITY L.L.C.

      2. REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office required to be maintained by Section 18-104 of the Act is:

         1209 Orange Street
         Wilmington, New Castle County, Delaware 19801

      The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

         The Corporation Trust Company
         Corporation Trust Center
         1209 Orange Street
         Wilmington, New Castle County, Delaware 19801

      EXECUTED as of the date written first above.

                                                  /s/ Matt A. Maxwell
                                                  ------------------------------
                                                  Matt A. Maxwell
                                                  Authorized Person